Exhibit 5.1

September 19, 2023 10X Capital Venture Acquisition Corp. II 1 World Trade Center, 85th Floor New York, New York 1007	99 Bishopsgate
London EC2M 3XF
United Kingdom
Tel: +44(0)20.7710.1000 Fax: +44(0)20.7374.4460
www.lw.com

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Re: Registration Statement No. 333-269342

To the addressees set forth above:

We have acted as special counsel to 10X Capital Venture Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), in connection with a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 20, 2023 (Registration No. 333-269342) (as amended, the “Registration Statement”), relating to, among other things (i) the merger of 10X AA Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company with and into African Agriculture, Inc., a Delaware corporation (“AFRAG”), with AFRAG surviving as a wholly owned subsidiary of the Company (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 2, 2022, as amended on January 3, 2023, by and among the Company, 10X AA Merger Sub, Inc. and AFRAG (as further amended from time to time, the “Merger Agreement”), and (ii) as a condition to the effectiveness of the Merger, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the Delaware General Corporation Law (the “Domestication”), subject to the approval thereof by the shareholders of the Company.

Prior to and as a condition of the Merger, in connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

Latham & Watkins is the business name of Latham & Watkins (London) LLP, a registered limited liability partnership organised under the laws of New York and authorised and regulated by the Solicitors Regulation Authority (SRA No. 203820). A list of the names of the partners of Latham & Watkins (London) LLP is open to inspection at its principal place of business, 99 Bishopsgate, London EC2M 3XF, and such persons are either solicitors, registered foreign lawyers, or managers authorised by the SRA. We are affiliated with the firm Latham & Watkins LLP, a limited liability partnership organised under the laws of Delaware.

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Following effectiveness of the Domestication, the Company will change its name to African Agriculture Holdings Inc. (“AFRAG PubCo”). Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Domestication Effective Time”), among other things, pursuant to the Merger Agreement: (1) each of the then issued and outstanding Class A ordinary shares of the Company, par value $0.0001 per share (the “Class A ordinary shares”), will be converted into one share of Class A common stock, par value $0.0001 per share, of AFRAG PubCo (the “AFRAG PubCo Class A Common Stock”); (2) each of the then issued and outstanding Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B ordinary shares”), of the Company will be converted into one share of Class B common stock, par value $0.0001 per share, of AFRAG PubCo (the “AFRAG PubCo Class B Common Stock”); (3) each of the then issued and outstanding whole warrants to purchase Class A ordinary shares of the Company (the “Warrants”) will automatically represent the right to purchase one share of common stock, par value $0.0001 per share, of AFRAG PubCo (the “AFRAG PubCo Common Stock” and such shares, the “Warrant Shares”) at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement (as defined below); (4) each of the then issued and outstanding units of the Company that have not been previously separated into the underlying Class A ordinary shares and one-third of a warrant upon the request of the holder thereof (the “Company units”) will be cancelled and will entitle the holder thereof to one share of AFRAG PubCo Class A Common Stock and one-third of a Warrant and (5) the governing documents of the Company will be amended and restated and become the certificate of incorporation and the bylaws of AFRAG PubCo.

Upon the consummation of the Merger (the “Merger Effective Time”), among other things, pursuant to the Merger Agreement: (1) each of the then issued and outstanding shares of AFRAG PubCo Class A Common Stock and AFRAG PubCo Class B Common Stock will be converted into one share of AFRAG PubCo Common Stock and (2) the existing equityholders of AFRAG will receive shares of AFRAG PubCo Common Stock (the “Consideration Shares”) based on an exchange ratio pursuant to the Merger Agreement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related proxy statement/ prospectus, other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the DGCL and the internal laws of the State of New York, and we express no opinion with respect to any other laws.

In rendering the opinions stated herein, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	The Registration Statement;

(b)	A copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

September 19, 2023 Page 3

(c)	A copy of the First Amendment to Agreement and Plan of Merger, dated as of January 3, 2023, by and among the Company, 10X AA Merger Sub, Inc. and AFRAG, filed as Exhibit 2.2 to the Registration Statement;

(d)	The form of Certificate of Incorporation of AFRAG PubCo to become effective as of the Domestication Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(e)	The form of Bylaws of AFRAG PubCo to become effective as of the Domestication Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”);

(f)	The form of certificate of corporate domestication to become effective as of the Domestication Effective Time, filed as Exhibit [4.6] to the Registration Statement (the “Certificate of Domestication”);

(g)	The specimen warrant certificate of the Company, filed as Exhibit 4.3 to the Registration Statement (the “Warrant Certificate”);

(h)	An executed copy of the Warrant Agreement, dated August 10, 2021 between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”); and

(i)	Resolutions of the Board of Directors of the Company relating to, among other things, the Registration Statement, the Merger and the Domestication.

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials. We have not independently verified such factual matters. As used herein, “Transaction Documents” means the Merger Agreement, the Warrant Certificate and the Warrant Agreement.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common stock. The opinions stated in paragraphs 1 through 3 below presume that:

(a)	Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

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(b)	The Certificate of Domestication, in the form attached as Exhibit [4.6] to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

(c)	The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

(d)	The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Domestication Effective Time.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	Upon the Merger Effective Time, (i) the shares of AFRAG PubCo Common Stock issued in exchange for each outstanding Class A ordinary share, each Class B ordinary share and each outstanding Company unit and (ii) the Consideration Shares, when issued in the manner and on the terms described in the Registration Statement, will have been duly authorized by all requisite corporate action on the part of AFRAG PubCo under the DGCL and will be validly issued, fully paid and nonassessable.

2.	Upon the Merger Effective Time and following the exercise by the holders of Warrants and the payment of the exercise price for the Warrant Shares pursuant to the Warrant Agreement, the Warrant Shares, when issued in the manner and on the terms described in the Registration Statement, will have been duly authorized by all requisite corporate action on the part of AFRAG PubCo under the DGCL and will be validly issued, fully paid and nonassessable.

3.	Upon the Merger Effective Time, the Warrants, when issued in the manner and on the terms described in the Registration Statement, will have been duly authorized by all requisite corporate action on the part of AFRAG PubCo under the DGCL and will constitute the valid and binding obligation of AFRAG PubCo, enforceable against AFRAG PubCo in accordance with its terms under the laws of the State of New York.

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Our opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Transaction Documents or the legal or regulatory status of any of their affiliates, and (n) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Warrants and the Warrant Agreement have been or will be duly authorized, executed and delivered by the parties thereto other than AFRAG PubCo, (b) that such securities constitute or will constitute legally valid and binding obligations of the parties thereto other than AFRAG PubCo, enforceable against each of them in accordance with their respective terms and (c) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins